UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2024

Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38464	20-2954357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 108th Ave NE, Suite 200
Bellevue,	WA
98004
(Address of principal executive offices and zip code)
(844)	324-2360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	SMAR	The New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Departure of Brent Frei from the Board of Directors

On March 18, 2024, Brent Frei informed the Board of Directors (the “Board”) of Smartsheet Inc. (the "Company") of his intention not to stand for re-election to the Board at the Company’s 2024 annual meeting of shareholders (“2024 Annual Meeting”). Mr. Frei’s decision not to stand for re-election is not due to any disagreement with the Company or the Board on any matters relating to the Company’s operations, policies, or practices. The Company and the Board are grateful to Mr. Frei for his more than 18 years of leadership and distinguished service to the Company, including as a co-founder, as an operating executive, and as a member of the Board.

Departure of Elena Gomez from the Board of Directors

On March 18, 2024, Elena Gomez informed the Board of her intention to resign from the Board and its Audit Committee, effective as of the date of the 2024 Annual Meeting. Ms. Gomez's resignation is not due to any disagreement with the Company or the Board on any matters relating to the Company’s operations, policies, or practices. The Company and the Board are grateful to Ms. Gomez for her more than six years of distinguished service.

(d)    Appointment of Katie Rooney to the Board of Directors

On March 21, 2024, the Board of the Company, on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Katie Rooney as a member of the Board, effective immediately. Ms. Rooney joins the Board as a Class I director. Ms. Rooney has also been appointed to serve on the Board's Audit Committee. In accordance with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, Ms. Rooney’s initial term of Board service will expire at the 2024 Annual Meeting.

Since May 2017, Ms. Rooney has served as the Chief Financial Officer of Alight, Inc., a provider of integrated benefits, payroll and cloud solutions; she has also served as its Chief Operating Officer since July 2023. From 2016 to May 2017, Ms. Rooney served as the Chief Financial Officer for Aon Hewitt, a human capital and management consulting services provider. Prior to that, from 2009 to 2015, Ms. Rooney served across various financial roles within Aon Hewitt and Aon, including as Chief Financial Officer of the outsourcing business, and as the Finance Chief Operating Officer and Assistant Treasurer for Aon. Before joining Aon, Ms. Rooney worked in investment banking at Morgan Stanley. Ms. Rooney holds a B.B.A. in Finance and Accounting from the University of Michigan. The Board believes that Ms. Rooney’s extensive experience as a senior finance executive, including at public companies, qualifies her to serve on the Board.

In connection with her service as a director, Ms. Rooney will receive the standard compensation received by non-employee directors, which consists of an annual cash retainer of $35,000 for her service as a director, which will be prorated for her first partial service year, and an initial appointment grant of restricted stock units under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), a copy of which is attached as Exhibit 10.4 to the Company’s Form 10-K filed with the SEC on March 20, 2023, equal to a number of shares calculated based on the quotient of $325,000 divided by the average daily closing price of the Company’s Class A Common Stock on the NYSE in the 10 trading days ending two trading days preceding the date of grant (the “Initial Appointment Grant”). One-third of the shares subject to the Initial Appointment Grant will vest on each of the first three anniversaries following the date of grant subject to Ms. Rooney’s continued service as a director of the Company through each vesting date. Ms. Rooney will also receive an annual cash retainer of $10,000 for her service on the Audit Committee, which will be prorated for her first partial service year.

Ms. Rooney and the Company have entered into an indemnification agreement in substantially the same form as Exhibit 10.1 to the Company’s Form S-1/A filed with the SEC on April 16, 2018.

There is no arrangement or understanding pursuant to which Ms. Rooney was appointed to the Board. There are no family relationships between Ms. Rooney and any director or executive officer of the Company, and Ms. Rooney has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Rooney’s appointment, the Board also approved an increase in the authorized number of members of the Board from 11 to 12. Further, in connection with the upcoming departures of Mr. Frei and Ms. Gomez from the Board, the Board has approved a decrease in the authorized number of members from 12 to 10, such decrease effective on the date of the 2024 Annual Meeting.

Item 7.01 - Regulation FD Disclosure

A copy of the press release announcing the departures of Mr. Frei and Ms. Gomez from the Board, and announcing Ms. Rooney's appointment to the Board, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 to this Current Report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed by the Company with the SEC, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press release dated March 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSHEET INC.

		By:	/s/ Pete Godbole
		Name:	Pete Godbole
		Title:	Chief Financial Officer & Treasurer

Date:	March 22, 2024